UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. __)

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POINT.360

(Name of Registrant as Specified in Its Charter)

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“From Camera to Customer, Turn to Us.”

30 March 2006

Dear Shareholders:

In 2005 and early 2006, Point.360 achieved a number of significant operational and financial milestones:

•

We made two acquisitions (Sound Solutions, LLC and Visual Sound) to expand our sound restoration and introduce closed-captioning services.

•

We added several major new clients.

•

We conducted for our client the first commercial high-definition delivery from Los Angeles to the Canadian Broadcasting Company of current television shows, including Desperate Housewives.

•

We signed a groundbreaking agreement with CBS Television to enable our use of its extensive distribution system for the delivery of audio and video content.

•

We closed a $10 million term loan financing with General Electric Capital Corporation, establishing a relationship with a major business partner with extensive knowledge and position in our markets.

•

We closed a new $10 million, two-year revolving line of credit with Bank of America, another significant financing partner.

•

We sold and leased back our Media Center facility enabling us to reduce our total outstanding net debt from $19.6 million at December 31, 2005 to less than $10 million.

Revenues for 2005 were $66.2 million, up 5% from 2004 due to the full-year contribution of International Video Conversions, Inc. which was acquired on July 1, 2004. The addition of IVC’s revenues for the full year was somewhat offset by lower spot advertising distribution revenues due to the trend toward lower-priced electronic delivery, and our decision to exit certain other unprofitable post production business. Our gross margin in 2005 was about the same as in 2004 (35% of sales), and we increased our selling, general and administrative expenses by about $0.2 million to add additional selling capabilities which resulted in the new account “wins” mentioned above. From a net income perspective, we broke even in 2005, and earned $7.7 million before interest, taxes and depreciation and amortization.

In 2006, we look forward to capitalizing on the above-mentioned successes as we seek additional growth opportunities.

Sincerely,

Haig S. Bagerdjian
Chairman of the Board,
President and Chief Executive Officer

POINT.360

2777 N. Ontario Street

Burbank, California 91504

________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 3, 2006

________________________

To the Shareholders of Point.360:

The Annual Meeting of Shareholders of Point.360 (the “Company”) will be held at 1220 N. Highland Avenue, Hollywood, CA 90028, on May 3, 2006 at 3:00 p.m., local time, to consider and vote upon the following matters:

1.

The election of directors.

2.

To ratify and approve the appointment of Singer Lewak Greenbaum & Goldstein LLP as independent auditors for our fiscal year ending December 31, 2006.

3.

To transact such other business as may properly come before the meeting or any adjournment thereof.

Information concerning these matters, including the names of the nominees for the Company’s Board of Directors (the “Board”), is set forth in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 24, 2006 will be entitled to notice of and to vote at the meeting and any adjournment thereof.

All shareholders are requested to sign, date and complete the enclosed proxy and return it promptly in the accompanying postage-prepaid, pre-addressed envelope whether or not they expect to attend the meeting to ensure that their shares will be represented. Any shareholder giving a proxy has the right to revoke it at any time before it is voted.

March 24, 2006	By:
Haig S. Bagerdjian Chairman of the Board of Directors, President and Chief Executive Officer

PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE IN ORDER TO ENSURE THAT YOUR VOTES ARE COUNTED.

POINT.360

2777 N. Ontario Street

Burbank, California 91504

________________________

PROXY STATEMENT

________________________

GENERAL INFORMATION

Persons Making the Solicitation

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Point.360 (the “Company”) of proxies for use at the Annual Meeting of Shareholders to be held on May 3, 2006, and at any adjournment thereof. This proxy statement is first being mailed to shareholders on or about March 24, 2006. You are requested to sign, date and return the enclosed proxy card in order to ensure that your shares are represented at the meeting.

All shares of the Company’s Common Stock (as defined below under “Record Date and Stock Entitled to Vote”) represented by a properly completed proxy received in time for the Annual Meeting will be voted by the proxy holders as provided therein. Where a shareholder specifies a choice on the proxy with respect to any matter to be voted upon, the shares will be voted accordingly by the proxy holders. If no direction is given in the proxy, it will be voted “FOR” the election of the directors nominated, “FOR” ratification and appointment of Singer Lewak Greenbaum & Goldstein LLP (“Singer Lewak”) as independent auditors and in accordance with the best judgment of the proxy holders with respect to any other business that properly comes before the annual meeting.

In addition to solicitation by mail, regular employees of the Company and its Transfer Agent may solicit proxies in person or by telephone without additional compensation. The Company will pay persons holding shares in their names or in the names of their nominees, but not owning such shares beneficially, for the expenses of forwarding soliciting materials to the beneficial owners. The Company will bear all expenses incurred in soliciting its shareholders. Such expenses are estimated not to exceed $10,000.

Revocability of Proxy

Any proxy given by a shareholder of the Company may be revoked at any time before it is voted at the Annual Meeting by a written notice of revocation to the Secretary of the Company, or by filing a duly executed proxy bearing a later date, or upon request if the shareholder is present at the meeting.

Record Date and Stock Entitled to Vote

Only holders of record of Common Stock at the close of business on March 24, 2006 are entitled to notice of and to vote at the meeting or any adjournment thereof. The outstanding voting securities of the Company on that date consisted of 9,372,257 shares of Common Stock.

Voting Rights

Holders of the Company’s Common Stock are entitled to one vote for each share held as of the above record date, except that in the election of directors each shareholder has cumulative voting rights and is entitled to a number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected, which number is currently five. The shareholder may cast these votes all for a single candidate or may distribute the votes among any or all of the candidates. No shareholder will be entitled to cumulate votes for a candidate, however, unless that candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of an intention to cumulate votes. In such an event, the proxy holder may allocate among the management nominees the votes represented by proxies in the proxy holder’s sole discretion.

Quorum; Shareholder Vote

A majority of the outstanding shares of the Company must be present in person or by proxy at the Annual Meeting to constitute a quorum for the transaction of business. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of a proposal, shares represented by such proxies will not be treated as affirmative votes.

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHELD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and voting on the item will be required for approval, provided that the shares voting affirmatively must also constitute a majority of the required quorum for the meeting.

ELECTION OF DIRECTORS

(Item 1 on proxy card)

The following table sets forth information concerning the nominees of management for directors for the ensuing year. Each nominee has agreed to serve as a director if elected. The term of office for all nominees listed below will expire at the next annual meeting to be held in 2007 or when their successors are elected and qualified. If any of the nominees listed below is unable to serve as a director, the proxy holders will vote for a substitute nominee or nominees recommended by the Board of Directors.

Name	Principal Occupation and Business Experience Including Service on Other Boards	Age	Year First Elected Director

Robert A. Baker(A)(B)(C)	President and Chief Executive Officer of RAB Associates	67	2000

Haig S. Bagerdjian	Chairman of the Board, President and Chief Executive Officer of Point.360	49	2000

Greggory J. Hutchins(B)(C)	Partner, Holthouse Carlin & Van Trigt LLP	44	2000

Sam P. Bell(A)(B)(C)	Retired Managing Partner of Ernst & Young, Pacific Southwest Region, and Investor	69	2002

G. Samuel Oki(A)(C)	President, Meta Information Services, Inc.	55	2004

——————

(A)

Member of the Audit Committee

(B)

Member of the Compensation Committee

(C)

Member of the Nominating and Governance Committee

Meetings and Committees

The standing committees of the Board of Directors are the Audit Committee, the Nominating and Governance Committee, and the Compensation Committee.

The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls and disclosure controls and procedures and the Company’s financial reporting process that management and the Board have established, and by endeavoring to maintain free and open lines of communication among the Audit Committee, the Company’s independent auditors and management. It is not the duty of the Audit Committee to plan or conduct audits or to prepare the Company’s financial statements. Management is responsible for preparing the Company’s financial statements, and has the primary responsibility for assuring their accuracy and completeness, and the independent auditors are responsible for auditing those financial statements and expressing their opinion as to their condition, results of operations and cash flows. However, the Audit Committee does consult with management and the Company’s independent auditors prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial statements to shareholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs. In addition, the Audit Committee is currently responsible for considering and approving the appointment of and approving all engagements of, and fee arrangements with, the Company’s independent auditors.

In 2000, the Board adopted a written Audit Committee Charter. It was amended in 2003 and 2004 and is available on the Company’s website at www.point360.com.

The Nominating and Governance Committee assists the Board in identifying qualified individuals to become directors of the Company, selects the director nominees for each annual meeting of shareholders (or recommends director nominees for the Board’s selection), oversees a periodic evaluation of the Board and management, and will develop and recommend to the Board a set of corporate governance principles. A copy of the Nominating and Governance Committee’s Charter is on the Company’s website at www.point360.com.

The Compensation Committee reviews and provides recommendations to the Board of Directors regarding executive compensation matters. A copy of the Compensation Committee’s Charter is on the Company’s website at www.point360.com.

The Board of Directors has determined that each director other than the Company’s Chief Executive Officer, Haig S. Bagerdjian, is “independent” within the meaning of Rule 4200(a)(15) of the Nasdaq Stock Market, Inc., and that each member of the Audit Committee, the Nominating and Governance Committee and the Compensation Committee is “independent” within the meaning of Rule 4200(a)(15).

During the fiscal year ended December 31, 2005, the Board of Directors held four meetings. The Audit and Compensation Committees held four and two meetings, respectively, during the fiscal year ended December 31, 2005, either separately or in conjunction with regular meetings of the Board of Directors. During 2005, each director attended all of meetings of the Board and of committees of the Board on which he served during his respective term as a director.

Director Nominee Criteria and Process

The Nominating and Governance Committee will consider shareholder nominations for candidates for membership on the Board. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board. Any shareholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary
Point.360
2777 N. Ontario Street

Burbank, CA 91504

The Nominating and Governance Committee believes that members of the Board should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all shareholders.

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee will periodically assess the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Governance Committee considers shareholder nominations for candidates for the Board. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee will also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder.

All five of the director nominees identified in this proxy statement currently serve as directors of the Company and were elected as directors at our 2005 annual meeting of shareholders.

Shareholder Communications with the Board of Directors

Any shareholder who desires to communicate with the entire Board of Directors or with specified directors should send a letter to the Company’s Corporate Secretary at the address listed above. All such letters will be sent to all Board members or, if applicable, to the directors specified by the shareholder.

Directors’ Attendance at Annual Shareholder Meetings

Directors are encouraged by the Board to attend annual meetings of the Company shareholders. All directors attended the 2005 annual meeting of shareholders.

PROPOSAL TO RATIFY THE APPOINMENT OF INDEPENDENT AUDITORS

(Item 2 on proxy card)

We are asking you to ratify the Board’s selection of Singer Lewak Greenbaum & Goldstein LLP (“Singer Lewak”) as our independent auditors for the fiscal year ending December 31, 2006.

Effective July 26, 2002, the Company, through action of its Audit Committee, engaged Singer Lewak as its independent auditors. Singer Lewak audited the Company’s financial statements for the fiscal years 2002 through 2005.

A representative of Singer Lewak is expected to be available at the Annual Meeting to make a statement, if he desires, and to answer your questions.

We are submitting this proposal to you because we believe that such action follows sound corporate practice. If ratification of the appointment of Singer Lewak as our independent public auditors is not obtained at the Annual Meeting, the Audit Committee will reconsider its appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
APPOINTMENT OF SINGER LEWAK AS INDEPENDENT PUBLIC ACCOUNTANTS AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company is comprised of the three independent directors, who have signed this report, and the Audit Committee operates under a written charter. The purpose of the Audit Committee is to monitor the integrity of the financial statements of the Company, review the Company’s internal accounting procedures and controls, oversee the independence, qualification and performance of the Company’s independent accountants, and appoint the independent accountants.

The Board of Directors has determined that Messrs. Baker, Oki and Bell are “independent” (within the meaning of Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. and Section 10A(m)(3) of the Securities Exchange Act of 1934 and applicable rules of the Securities and Exchange Commission). The Board has also determined that Messrs. Baker, Bell and Oki are each an “audit committee financial expert” under applicable Securities and Exchange Commission rules.

During fiscal year 2005, the Audit Committee met with the senior members of the Company’s management team and the Company’s independent accountants. The Audit Committee also met separately with the Company’s independent accountants and separately with the Company’s Chief Financial Officer. The parties discussed financial management, accounting and internal controls.

The Audit Committee appointed (subject to ratification by the shareholders) Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent accountants and reviewed with the Company’s financial management and the independent accountants the overall audit scope and plans, the results of internal and external audit examinations, evaluations by the accountants of the Company’s internal controls and the quality of the Company’s financial reporting.

The Audit Committee reviewed and discussed the audited financial statements included in the Company’s Annual Report with the Company’s management including, without limitation, a discussion of the quality and not just the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements as well as in Management’s Discussion and Analysis of Results of Operations and Financial Condition. In addressing the reasonableness of management’s accounting judgments, members of the Audit Committee asked for and received management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and accountants their general preference for conservative policies when a range of accounting options is available.

In its meeting with representatives of the independent accountants, the Audit Committee asked for and received responses to several questions that the Audit Committee believes are particularly relevant to its oversight. These questions included (i) whether there were any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the accountants themselves prepared and been responsible for the financial statements; (ii) whether, based on the auditors’ experience and their knowledge of the Company, the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements; and (iii) whether, based on their experience and their knowledge of the Company, they believe the Company has implemented internal controls that are appropriate for the Company.

The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61, “Communications with Audit Committees,” as amended by Statement of Auditing Standards No. 90, “Audit Committee Communications.”  The Audit Committee also reviewed the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the accountants their independence, and concluded that the non-audit services performed by the accountants are compatible with maintaining their independence.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC.

Audit Committee

Robert A. Baker

Sam P. Bell

G. Samuel Oki

CODE OF ETHICS

On July 3, 2003, the Company adopted a Code of Ethics (the “Code”) applicable to the Company’s Chief Executive Officer, Chief Financial Officer and all other employees. Among other provisions, the Code sets forth standards for honest and ethical conduct, full and fair disclosure in public filings and shareholder communications, compliance with laws, rules and regulations, reporting of code violations and accountability for adherence to the Code. The text of the Code has been posted on the Company’s website (www.point360.com). A copy of the Code can be obtained free-of-charge upon written request to:

Corporate Secretary

Point.360

2777 N. Ontario Street

Burbank, CA 91504

MANAGEMENT

Executive Officers and Directors

The directors, director nominees and executive officers of the Company are as follows:

Name	Age	Position

Haig S. Bagerdjian	49	Chairman of the Board of Directors, President and Chief Executive Officer

Alan R. Steel	61	Executive Vice President, Finance and Administration, Chief Financial Officer and Secretary

Robert A. Baker	67	Director

Greggory J. Hutchins	44	Director

Sam P. Bell	69	Director

G. Samuel Oki	55	Director

HAIG S. BAGERDJIAN became Chairman of the Board of the Company in September 2001 and was appointed President and Chief Executive Officer in October 2002. He was Executive Vice President of Syncor International Corporation, a leading provider of radiopharmaceuticals, comprehensive nuclear pharmacy services and medical imaging services, from 1991 to 2002. From 1987 to 1991, he served in several executive level positions at Calmark Holding Corporation. He also was General Counsel for American Adventure, Inc., which was a subsidiary of Calmark Holding. Mr. Bagerdjian received a J.D. from Harvard Law School and is admitted to the State Bar of California. Mr Bagerjian is a director of Innodata-Isogen, Inc.

ALAN R. STEEL became Executive Vice President, Finance and Administration and Chief Financial Officer of the Company in November 2000. From 1994 to 2000, Mr. Steel was Vice President, Finance and Chief Financial Officer of Advanced Machine Vision Corporation, a Nasdaq listed company involved in research, development, manufacturing and sales of sophisticated vision sorting and defect removal equipment for food, paper, tobacco and other markets. From 1983 to 1994, Mr. Steel was Vice President and Chief Financial Officer of DDL Electronics, Inc., a New York Stock Exchange listed company in the electronics industry. Mr. Steel served as controller of DDL from 1980-1983. Mr. Steel was previously a financial manager for Atlantic Richfield Company and a certified public accountant with Arthur Andersen & Co.

ROBERT A. BAKER is the President and Chief Executive Officer of RAB Associates, a Los Angeles, California-based firm specializing in financial reorganizations, crisis management and equity receiverships, which he founded in 1974. Prior to establishing RAB Associates, Mr. Baker was the President and CEO of American Management Company, a management consulting firm specializing in computer system design and programming.

GREGGORY J. HUTCHINS is a tax partner at Holthouse Carlin & Van Trigt LLP, a public accounting firm. Prior to joining Holthouse Carlin & Van Trigt in January 1993, Mr. Hutchins served as Senior Tax Manager for KPMG Peat Marwick, managing corporate and high net worth individual clients from August 1984 until December 1992.

SAM P. BELL was President of Los Angeles Business Advisors (LABA) from 1996 to 2004, at which time, LABA ceased operations. LABA was comprised of 30 chief executive officers of major companies in the Los Angeles region and focused on high impact projects where their collective resources could be utilized to positively influence the economic vitality of the area. Prior to joining LABA, Mr. Bell was Area Managing Partner of Ernst & Young, certified public accountants, for the Pacific Southwest Region, retiring in 1996 after 39 years with the firm. Mr. Bell currently serves, or has served in the past, in high level positions for numerous charitable and educational concerns, and is a current panel member for the NASDAQ in reviewing filing issues for NASDAQ-listed companies. Mr. Bell is currently a board member of TCW Convertible Securities Fund, Inc., TCW Galileo Funds and Broadway National Bank.

G. SAMUEL OKI has served as President of Meta Information Services, Inc., a database and information management services enterprise, since 1982. Mr. Oki is also active as an officer and board member of a number of closely held companies in the electronic information management sector. Mr. Oki has a B.S. degree in Horticulture from Colorado State University and an M.B.A. from the University of Southern California.

Each executive officer serves in office at the discretion of the Board of Directors, subject to the terms of any employment agreement that may be entered into with such officer.

Compensation of Directors

Each director who is not an employee of the Company is paid a cash fee of $3,000 per quarter, $750 for each meeting attended in person and $500 for each meeting attended telephonically. Board committee members receive $500 for each meeting not held in conjunction with a Board meeting, the chairman of the audit committee receives $5,000 per year, and chairmen of other board committees receive $2,500 per year. Each director also receives an annual fully-vested stock option grant to purchase 7,500 shares at an exercise price equal to the fair market value on the date of any annual meeting at which the director is reelected to the Board. Members of the Board who are not employees of the Company receive options to purchase 15,000 shares of Common Stock upon their initial election to the Board. These options vest in 50% increments over the two-year period following the date of grant. Directors are also reimbursed for travel and other reasonable expenses relating to meetings of the Board.

Summary Compensation Table

The following table sets forth the compensation for the Chief Executive Officer (“CEO”) and each executive officer whose salary and bonus for the fiscal year ended December 31, 2005 exceeded $100,000:

Name and Principal Position	Annual Compensation(1)			Long-Term Compensation Awards – Securities Underlying Options – #	All Other Compensation
	Year	Salary	Bonus

Haig S. Bagerdjian	2005	$330,000	$—	—	$1,000	(2)
Chairman, President and	2004	317,000	—	100,000	—
Chief Executive Officer	2003	278,000	95,000	120,000	—

Alan R. Steel	2005	$220,000	$—	—	$2,000	(2)
Executive Vice President,	2004	207,000	—	20,000	2,000	(2)
Finance and Administration,	2003	190,000	45,000	20,000	2,000	(2)
Chief Financial Officer
and Secretary

——————

(1)

In accordance with SEC regulations, this table does not include perquisites and other personal benefits valued at the lesser of $50,000 or 10% of the total salary and bonus for the named executive officer.

(2)

Amounts consist of annual contributions made to the Company’s 401(k) plan for the benefit of the named executive officer.

Stock Options Granted in the Last Fiscal Year

No stock options were granted to the executive officers named in the Summary Compensation Table during the year ended December 31, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

No options were exercised during the year ended December 31, 2005 by the Company’s executive officers who are named in the Summary Compensation Table. The following table shows the options held by each of the Company’s executive officers who are named in the Summary Compensation Table, and the value of options held at December 31, 2005.

Name	Number of Shares Underlying Unexercised Options at December 31, 2005 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2005(1) Exercisable/Unexercisable

Haig S. Bagerdjian	640,000 / —	$91,000 / —
Alan R. Steel	329,300 / —	$13,122 / —

——————

(1)

Amounts are shown as the difference between exercise price and fair market value (based on a December 31, 2005 closing price of $1.79 per share).

1996 and 2000 Stock Option Plans

The Company has adopted three stock option plans, the 1996 Stock Incentive Plan (the “1996 Plan”), the 2000 Nonqualified Stock Option Plan (the “2000 Plan”), and the 2005 Equity Incentive Plan (the “2005 Plan”) (collectively the “Plans”). The 1996 Plan and 2000 Plan were terminated on May 24, 2005 concurrent with shareholder approval of the 2005 Plan, except that options outstanding under the 1996 Plan and 2000 Plan were not terminated. The 2005 Plan covers and 2,000,000 shares of Common Stock, pursuant to which officers, non-employee directors and employees of the Company, as well as other persons who render services to or are otherwise associated with the Company, are eligible to receive incentive and/or nonqualified stock options.

The 2005 Plan expires in May 2015. The Plans are administered by the Board of Directors. The selection of participants, allotments of shares, determination of price and other conditions or purchase of options will be determined by the Board or a Stock Option Committee appointed by the Board at its sole discretion in order to attract and retain persons instrumental to the success of the Company. Incentive stock options granted under the 2005 Plan are exercisable for a period of up to ten years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the 2005 Plan to a shareholder owning more than 10% of the voting power of the Company on the date of grant may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. Non-qualified options granted under the Plans may be granted at less than the fair market value of the Common Stock on the date of grant.

Equity Compensation Plan Information

The following table sets forth information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2005:

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(3))

Equity compensation plans approved by shareholders(1)	1,894,597	$ 2.55	1,860,000

Equity compensation plans not approved by shareholders(2)	771,200	$ 3.43	—

——————

(1)

The only plans in this category are the 1996 and 2005 Plan.

(2)

The only plan in this category is the 2000 Plan.

(3)

The only plan in this column is the 2005 Plan.

Severance Agreements

Effective September 30, 2003, the Company entered into severance agreements with Messrs. Bagerdjian and Steel. The agreements provide that if Mr. Bagerdjian or Mr. Steel is terminated following a change in control during the term of the agreements other than for cause, disability or without good reason (as defined), then Mr. Bagerdjian and Mr. Steel shall receive a severance payment equal to 275% and 200%, respectively, of the sum of (i) base salary and (ii) the higher of (x) the average bonus earned during the preceding three years or (y) the target annual bonus for the year in which the termination occurs. If terminated under the severance agreement, Mr. Bagerdjian and Mr. Steel would  also receive employee benefits for specified periods of time. Furthermore, previously granted stock options shall vest fully. Under certain circumstances, amounts paid pursuant to the severance agreements will be subject to a tax gross-up payment if such amounts are subject to an excise tax as contemplated by Section 280G of the Internal Revenue Code. For purposes of the severance agreements, a change of control shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 35% or more of the outstanding voting securities of the Company, (ii) the Company shall be merged or consolidated with another corporation and as result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell, lease, exchange or transfer substantially all of its assets to another corporation, entity or person which is not a wholly-owned subsidiary, (iv) a  person (other than Executive), as defined in Sections 13(d) and 14 (d) of the Exchange Act, shall acquire 35% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record, in a single transaction or a series of related transactions by one person or more than one person acting in concert), or (v) the shareholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company.

Limitation of Liability and Indemnification Matters

The Company’s Restated Articles of Incorporation limit the liability of its directors. As permitted by amendments to the California General Corporation Law enacted in 1987, directors will not be liable to the Company for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. Such limitation does not affect liability for any breach of a director’s duty to the Company or its shareholders (i) with respect to approval by the director of any transaction from which he derives an improper personal benefit (ii) with respect to acts or omissions involving an absence of good faith, that he believes to be contrary to the best interest of the Company or its shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern or inattention that amounts to an abdication of his duty to the Company or its shareholders, or that show a reckless disregard for his duty to the Company or its shareholders in circumstances in which he was, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to the Company or its shareholders, or (iii) based on transactions between the Company and its directors or another corporation with interrelated directors or on improper distributions, loans or guarantees under applicable sections of the California General Corporation Law. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission. The Company has been informed that in the opinion of the Securities and Exchange Commission, indemnification provisions, such as those contained in the Company’s Restated Articles of Incorporation, are unenforceable with respect to claims arising under federal securities laws and, therefore, do not eliminate monetary liability of directors.

REPORT OF THE COMPENSATION COMMITTEE ON

EXECUTIVE COMPENSATION

During the fiscal year ended December 31, 2005, the Company had a Compensation Committee of the Board of Directors (the “Committee”) consisting of directors Robert A. Baker, Sam P. Bell and Greggory J. Hutchins. The Committee determines the compensation of the executive officers of the Company, including the compensation of the executive officers named in the Summary Compensation Table above.

The Company’s executive compensation programs are designed to:

•

provide competitive levels of base compensation in order to attract, retain and motivate high quality employees;

•

tie individual total compensation to individual performance and the success of the Company; and

•

align the interests of the Company’s executive officers with those of its shareholders.

The Committee discharges the responsibilities of our Board relating to executive officers, including establishing and reviewing corporate policies, goals and objectives for executive officer compensation, evaluation of their performance, determination of their compensation and management succession planning. The Committee also oversees the administration of our cash and non-cash compensation policies, including stock-based and other incentive plans, for executive officers and employees of, and advisors and consultants to the Company.

Additionally, the Committee recommends to the Board the cash and non-cash compensation policies for non-employee members of our Board, and performs such other functions regarding compensation as the Board may delegate.

To assist it in fulfilling its responsibilities, the Committee may retain outside, independent compensation and governance consultants and counsel.

Compensation Philosophy

The goals of our compensation programs are to align compensation with the achievement of the Company’s business objectives and individual performance against these objectives. The programs also seek to enable the Company to attract, retain and reward executive officers and other key employees who contribute to our success to motivate them to enhance long-term shareholder value. To implement this philosophy:

•

We pay competitively with leading companies with which we compete for talent. We compare our pay practices with available peer group data and selected compensation surveys and set our pay parameters in a range that is competitive and permits us to attract and retain talent.

•

We maintain annual bonus opportunities sufficient to provide incentives to achieve specific operating goals and generate rewards that bring total compensation to competitive levels.

•

We provide equity-based incentives to ensure that executives and other key employees are motivated over the long term to meet our business challenges and opportunities as owners, not just employees.

Base Salary. The Committee annually reviews each executive officer’s base salary, making an objective assessment of individual and corporate performance, level of responsibility, prior experience, breadth of knowledge and competitive pay practices. Weighting of these factors when determining a particular individual’s compensation may vary.

Annual Incentives. Our discretionary bonus plan is a variable pay program under which executive officers and senior managers may earn additional annual compensation. Actual incentive awards earned depend on the extent to which individual and financial performance objectives are achieved.

Long-Term Incentives. Our long-term incentive program currently consists of stock options issued or issuable under (i) the terminated 1996 Stock Incentive Plan and the terminated 2000 Nonqualified Stock Option Plan and (ii) the 2005 Equity Incentive Plan. Stock options granted under the plans utilize vesting periods, generally four years, to encourage key employees to continue in our employ and to provide them with incentives to increase long-term shareholder value. The size of option grants is determined based on competitive practices at leading companies in the industry and our philosophy of significantly linking executive compensation with shareholder interests. In making grants, the Committee may also consider the number, value and vesting of an individual’s outstanding options.

President and Chief Executive Officer Compensation

In determining the compensation of the President and Chief Executive Officer, the Committee focused upon the programs described above.

Mr. Bagerdjian was appointed President and Chief Executive Officer in October 2002. In June 2004, the Committee set his base annual salary at $330,000. In setting this amount, the Committee took into account the scope of Mr. Bagerdjian’s responsibilities and its confidence in him to lead the Company’s continued operational and strategic development.

In fiscal year 2005, Mr. Bagerdjian was not granted a stock option. In evaluating Mr. Bagerdjian’s performance, the Committee determined that while he had met his individual objectives for the previous year, the overall performance of the Company did not warrant a 2005 grant.

The Committee believes that the factors described in this report are significant for determining the Company’s performance, and consequently, compensation of officers; but shareholders should be aware that these are not the only factors which influence Company stock value or overall performance, and that the same factor may not be the most significant in any succeeding period. Also, the achievement of targeted objectives by the Company in any period may not be solely indicative of the Company’s future performance.

Robert A. Baker
Sam P. Bell
Greggory J. Hutchins

COMPARATIVE STOCK PERFORMANCE

The chart below sets forth a line graph comparing the year-end stock price of the Company with that of the Standard and Poor’s Nasdaq National Market Index and Peer Group Index for the period commencing January 1, 2001 and ending December 31, 2005. The graph assumes that $100 was invested on January 1, 2001 in the Common Stock and each index, and that all dividends were reinvested. No dividends have been declared or paid on the Common Stock during such period. The historical price performance data shown on the graph is not necessarily indicative of future price performance.

	ANNUAL RETURN PERCENTAGE Years Ending
Company Name/Index	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Point.360	(64)%	35%	145%	(19)%	(51)%
Peer Group	3%	(36)%	33%	(8)%	(28)%
NASDAQ Market Index	(20)%	(30)%	50%	8%	2%
NASDAQ Non-Financial	(23)%	(32)%	52%	8%	3%

	INDEXED RETURNS Years Ending
Company/Index/Market	Base Period 12/29/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Point.360	100.00	$35.70	$48.37	$118.49	$95.77	$47.34
Peer Group	100.00	103.13	65.89	87.70	80.92	57.97
NASDAQ Market Index	100.00	79.71	55.60	83.60	90.63	92.62
NASDAQ Non-Financial	100.00	76.89	52.63	79.97	86.54	89.09

Peer Group Companies
Digital Generation Systems, Inc.
Liberty Media Corp A (“Liberty”) (for years prior to 2003, the peer company was Ascent Media Group, Inc. – CLA), which was acquired by Liberty in 2003.

CERTAIN TRANSACTIONS

During the year ended December 31, 2005, the Company paid $50,173 to Holthouse Carlin & Van Trigt LLP (“HCVT”) for preparation of tax returns and other tax related services. Mr. Hutchins is a partner in HCVT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 24, 2005, by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each of Point.360’s directors and director nominees; (iii) each executive officer identified in the Summary Compensation Table; and (iv) all executive officers and directors of the Company as a group:

Name and Address(1)	Shares Owned	Shares Acquirable Pursuant to Stock Options(2)	Total	Approximate Percent of Ownership

Haig S. Bagerdjian	2,330,234	640,000	2,970,234	30%
Julia Stefanko	1,634,668	—	1,634,668	17%
Midwood Capital Partners, L.P.	661,831	—	661,831	7%
Robert A. Baker	6,500	42,500	49,000	*
Greggory J. Hutchins	10,000	42,500	52,500	*
Sam P. Bell	—	27,500	27,500	*
G. Samuel Oki	1,800	22,500	24,300	*
Alan R. Steel	19,000	329,300	348,300	4%

All directors and executive officers as a group	2,367,534	1,114,300	3,481,834	33%

——————

*

Less than 1%

(1)

The address of each beneficial owner listed is 2777 N. Ontario Street, Burbank, CA 91504.

(2)

Represents shares acquirable as of March 24, 2006 and 60 days thereafter.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934 and rules promulgated thereunder, the Company’s directors, executive officers, and any person holding beneficially more than 10% of the Company’s common stock are required to report their ownership of the Company’s securities and any changes in that ownership to the Securities and Exchange Commission and to file copies of the reports with the Company. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failures to file by these dates during the last fiscal year.

Based upon a review of filings with the SEC and written representations that no other reports were required, the Company believes that all of its directors, executive officers and persons owning more than 10% of the Company’s common stock complied during the year ended December 31, 2005 with the reporting requirements of Section 16(a) of the Exchange Act, except that one report for each of Messrs. Bagerdjian, Baker, Bell, Hutchins and Oki were delinquent by no more than six days. Each report related to a single grant of stock options.

PRINCIPAL ACCOUNTING FIRM’S FEES AND SERVICES

Singer Lewak Greenbaum & Goldstein LLP (“Singer Lewak”) examined, as independent auditors, the financial statements of the Company for the years ended December 31, 2004 and 2005. The following table shows the fees billed to us by Singer Lewak for the audit and other services rendered by Singer Lewak during fiscal 2004 and 2005. The Audit Committee has determined that the non-audit services rendered by Singer Lewak were compatible with maintaining Singer Lewak’s independence.

	2004	2005

Audit Fees(1)	$91,200	$98,200
Audit-Related Fees(2)	15,000	14,800
Tax Fees	—	—
All Other Fees	—	—
Total	$106,200	$113,000

——————

(1)

Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)

Audit-related fees consisted primarily of accounting consultations, and services rendered  in connection with a proposed acquisition and implementation of Sarbanes-Oxley Act internal control requirements.

All audit related and other services rendered by Singer Lewak were pre-approved by the Audit Committee. The Audit Committee has adopted a pre-approval policy that provides for the pre-approval of all services performed for us by Singer Lewak. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. Pursuant to this policy, the Board delegated such authority to the Chairman of the Audit Committee. All pre-approval decisions must be reported to the Audit Committee at its next meeting if not approved in conjunction with an Audit Committee Meeting.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the proxy statement entitled “Audit Committee Report,” “Report of the Compensation Committee on Executive Compensation,” and “Comparative Stock Performance” shall not be deemed to be incorporated, unless specifically otherwise provided in such filing.

SHAREHOLDER PROPOSALS AT THE NEXT

ANNUAL MEETING OF SHAREHOLDERS

Shareholders of the Company who intend to submit proposals to the Company’s shareholders for inclusion in the Company’s proxy statement and form of proxy relating to the next annual meeting of shareholders must submit such proposals to the Company no later than November 26, 2006 in order to be included in the proxy materials. Shareholder proposals should be submitted to the Corporate Secretary, Point.360, 2777 N. Ontario Street, Burbank, CA 91504.

For any proposal that is not submitted for inclusion in next year’s proxy statement but is instead sought to be presented directly at the 2007 annual meeting, Securities and Exchange Commission rules permit the persons named in the Company’s form of proxy for the next annual meeting to vote proxies in their discretion if the Company (1) receives notice of the proposal before February 7, 2007 and advises shareholders in the 2007 proxy statement about the nature of the matter and how the proxy holders intend to vote or (2) does not receive notice of the proposal before February 7, 2007. Notices of intention to present proposals directly at the 2007 annual meeting should be submitted to the Corporate Secretary, Point.360, 2777 N. Ontario Street, Burbank, CA 91504.

OTHER MATTERS

If any matters not referred to in this proxy statement should properly come before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment. The Board of Directors is not aware of any such matters that may be presented for action at the meeting.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

The Company will furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Securities an Exchange Commission, including the financial statements and financial statement schedules thereto, to any shareholder desiring a copy. Shareholders may write to the
Company at:

Point.360

Attn: Corporate Secretary

2777 N. Ontario Street

Burbank, CA 91504.

By Order of the Board of Directors,

March 24, 2006	By:
Alan R. Steel Executive Vice President, Finance and Administration

POINT.360

ANNUAL MEETING OF SHAREHOLDERS – MAY 3, 2006
THIS PROXY IS SOLICITED ON BEHALF OF POINT.360

The undersigned hereby appoints Haig S. Bagerdjian and Alan R. Steel and each of them, with full power of substitution, as proxies and with all powers the undersigned would possess if personally present, to vote all of the shares of Common Stock, no par value per share (the “Common Stock”), of Point.360 (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 3:00 p.m., local time, on Wednesday, May 3, 2006, and at any adjournments or postponements thereof, at the facilities of the Company, located at 1220 North Highland Avenue, Hollywood, CA 90038, as directed herein upon the matters set forth on the reverse side hereof and described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement and upon such other matters as may properly be brought before such meeting according to their sole discretion.

Receipt of the Notice of Annual Meeting and the Proxy Statement is hereby acknowledged.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of five directors for a one year term.

For All Nominees ☐	Withhold Authority For All Nominees ☐	For All Except (See instructions below) ☐

Nominees:

☐ Haig S. Bagerdjian ☐ Robert A. Baker	☐ Greggory J. Hutchins ☐ Sam P. Bell	☐ G. Samuel Oki

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ■

2. To ratify an approve Singer Lewak Greenbaum & Goldstein LLP as independent auditors for the fiscal year ending December 31, 2006.

For ☐	Against ☐	Abstain ☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. AS TO ANY OTHER MATTER COMING BEFORE THE MEETING, EACH OF THE PERSONS AUTHORIZED AS PROXIES HEREWITH IS AUTHORIZED TO VOTE IN HIS DISCRETION ON SUCH MATTER. THE VOTING POWER GRANTED TO THE PROXY HOLDERS INCLUDES THE POWER TO VOTE CUMULATIVELY IN THE ELECTION OF DIRECTORS IF DEEMED NECESSARY OR APPROPRIATE BY THE PROXY HOLDERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION AND APPROVAL OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.